Exhibit 2.2

FIRST AMENDMENT TO UNIT PURCHASE AGREEMENT

This First Amendment to Unit Purchase Agreement (this “Amendment”) is entered into as of July 14, 2016 (the “Execution Date”), but effective as of June 14, 2016 (the “Effective Time”) by and between Black Elk Refining, LLC, a Delaware limited liability company (“Black Elk”) and Par Wyoming, LLC, a Delaware limited liability company (“Par”). Each of Black Elk and Par are referred to in this Amendment singularly as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, the Parties, with Par Pacific Holdings, Inc. (solely for certain limited purposes specified in the Agreement), entered into that certain Unit Purchase Agreement, dated as of June 14, 2016 (the “UPA”); and

WHEREAS, the Parties desire to memorialize certain mutual agreements relating to certain amendments to the UPA.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

AMENDMENTS

Section 1.1 UPA Article I - Definitions.

(a) The definition of “Employee Obligations” in the UPA is deleted in its entirety and replaced with the following:

“Employee Obligations” means, with respect to any Employee, the amount of severance pay offered or in the case of each Transitional Employee, the amount of the one-time transaction bonus representing severance pay offered, under (i) an employment agreement entered into between the Companies (or their subsidiaries) and an Employee, (ii) in the event no employment agreement applies for a particular Employee, the Company Severance Plan (pursuant to the terms of such plan as in effect on the Execution Date other than to transfer the sponsorship as contemplated by Section 6.3(b)), or (iii) with respect to each Transitional Employee, the transaction bonus letter entered into pursuant to Section 6.3(b), together with any other direct costs associated with the termination of employment of such Employee, such as accrued vacation pay and any lump-sum payment representing the cost of premiums under COBRA.”

(b) The definition of “Subject Product Pipeline Notification” in the UPA is deleted in its entirety and replaced with the following:

“Subject Product Pipeline Notification” means that certain letter or other notice from the Pipeline and Hazardous Material Administration related to such entity’s November 5, 2015, integrated inspection of Refining Company’s products pipeline to be received by Refining Company following Closing.”

Section 1.2 UPA Disclosure Schedule 4.29. Section 4.29 of the Disclosure Schedules to the UPA is hereby amended to delete the “*” following the EOR Services Agreement. Following the execution of this Amendment, the UPA will be deemed to have contained Section 4.29 of the Disclosure Schedules to the UPA as the same was amended herein, for all purposes as of the Effective Time.

Section 1.3 UPA Schedule 5.3. Item 1 of Schedule 5.3 to the UPA is hereby amended and restated as follows:

Contract between US Defense Logistics Agency (DLA) and the Refining Company dated effective April 1, 2015 was amended on June 30, 2016.

Section 1.4 UPA Schedule 5.13. Schedule 5.13 to the UPA is hereby amended to add the following:

10. Guaranty dated June 24, 2013, by and among Flint Hills Resources, LLC (Company), Wyoming Refining Company (Debtor), and Black Elk Refining, LLC (Guarantor).

Following the execution of this Amendment, the UPA will be deemed to have contained Schedule 5.13 to the UPA as the same was amended herein, for all purposes as of the Effective Time.

Section 1.2 UPA Section 2.4 Closing. Section 2.4 of the UPA is hereby amended by deleting “July 15, 2016” and replacing it with “July 14, 2016.”

Section 1.3 UPA Section 5.7 Hydrocarbon Inventory.

(a) Exhibit G-1 of the UPA is hereby deleted in its entirety and replaced with Annex I.

(b) Exhibit G-3 of the UPA is hereby deleted in its entirety and replaced with the following: “INTENTIONALLY OMITTED”.

(c) Section 5.7(b) of the UPA is hereby deleted in its entirety and replaced with the following:

The Parties acknowledge that they have agreed (for purposes of this Section 5.7, Section 8.1(c) and Section 8.2(b) only) that Exhibit G-1 states (i) the Subject Hydrocarbon Inventory as of May 31, 2016, (ii) the Total May Crude Amount (iii) Total May E-10 Gasoline Amount, (iv) Total May Premium Gasoline Amount, (v) Total May ULS #2 Diesel Amount, (vi) Total May Jet Fuel Amount, (vii) Total May Propane Amount, (viii) the Total May Normal Butane Amount, (ix) the Total May Olefins Amount, (x) the Total May Naptha Amount, (xi) the Total May Gas Oil Amount, (xii) the Total May ULS #1 Diesel Fuel Amount, (xiii) the Total May #6 Oil Amount, and (xiv) the Total May Ethanol Amount.

(d) Section 5.7(c) of the UPA is hereby deleted in its entirety and replaced with the following:

(c) Seller represents and warrants to Buyer that each of the May Charge & Yield Report, the June Charge & Yield Report, the May Over & Short Report and the June Over & Short Report are materially accurate and correct as prepared in the Ordinary Course of Business. Seller covenants to Buyer that Seller will prepare and provide to Buyer the Measurement Date Charge & Yield Report and the Measurement Date Over & Short Report, such reports to be delivered to Buyer as soon as practical after July 13, 2016, but in no event later than the required timely delivery date of the Closing Inventory Statement. Seller further covenants to Buyer that, subject to Buyer’s compliance with its access obligations in Section 5.7(g), the Measurement Date Charge & Yield Report and the Measurement Date Over & Short Report will be materially accurate and correct as prepared in the Ordinary Course of Business. The Parties agree that notwithstanding anything in this Agreement to the contrary, any Claim for Indemnification for the breach of any representation, warranty or covenant contained in this Section 5.7(c) shall not be subject to Section 8.1(b) but shall instead be subject to Section 8.1(c).

(e) Section 5.7(g) of the UPA is deleted in its entirety and replaced with the following:

(g) From and after the Closing, Buyer shall provide Seller reasonable access to the books, records and reports as may be needed to prepare the Closing Inventory Statement. Subject to Buyer’s provisions of access as provided in this Section 5.7(g), as promptly as practicable, but in any event no later than 30 days following receipt of the Field Inspector Report, Seller shall cause to be prepared and delivered to Buyer the following statements (collectively, the “Closing Inventory Statement”):

(i) a statement in substantially the same format as Exhibit G-1, setting forth the (A) Subject Hydrocarbon Inventory as of the Measurement Time on the Inventory Measurement Date, (B) Total July Crude Amount, (C) Total July E-10 Gasoline Amount, (D) Total July Premium Gasoline Amount, (E) Total July ULS #2 Diesel Amount, (F) Total July Jet Fuel Amount, (G) Total July Propane Amount, (H) the Total July Normal Butane Amount, (I) the Total July Olefins Amount, (J) the Total July Naptha Amount, (K) the Total July Gas Oil Amount, (L) the Total July ULS #1 Diesel Fuel Amount, (M) the Total July #6 Oil Amount, and (N) the Total July Ethanol Amount; provided that for the avoidance of doubt each of the Total July Crude Amount, Total July E-10 Gasoline Amount, Total July Premium Gasoline Amount, Total July ULS #2 Diesel Amount, Total July Jet Fuel Amount, Total July Propane Amount, the Total July Normal Butane Amount, the Total July Olefins Amount, the Total July Naptha Amount, the Total July Gas Oil Amount, the Total July ULS #1 Diesel Fuel Amount, the Total July #6 Oil Amount, and the Total July Ethanol Amount shall be determined where possible by the Field Inspector;

(ii) a statement and supporting documentation reasonably necessary to verify such included amounts setting forth an amount (the “Adjusted May Crude Amount”), determined as follows:

(A) the Total May Crude Amount; plus

(B) Purchased Crude: the volume of the Crude Charge Stock, stated in barrels, that have been acquired by a Company during the Inventory Interim Period as set forth on the applicable purchase invoices for such Crude Charge Stock; minus

(C) Consumed Crude: the volume, stated in barrels, of the Crude Charge Stock that have been used and/or consumed by a Company during the refining of Hydrocarbon Inventory, during the Inventory Interim Period as set forth in the June Charge & Yield Report, the Measurement Date Charge & Yield Report, the June Over & Short Report and the Measurement Date Over & Short Report; minus

(D) Sold Crude: the volume, stated in barrels, of the Crude Charge Stock sold during the Inventory Interim Period as set forth in the bills of lading acknowledged by Third Parties, meter tickets and other supporting documentation customarily used in the refining industry to document sales of Crude Charge Stock;

(iii) a statement and supporting documentation reasonably necessary to verify such included amounts setting forth an amount the (“Adjusted May ULS #2 Diesel Amount”), determined as follows:

(A) the Total May ULS #2 Diesel Amount; plus

(B) Purchased ULS #2 Diesel: the volume of the ULS #2 Diesel, stated in barrels, that have been acquired by a Company during the Inventory Interim Period as set forth on the applicable purchase invoices for such Diesel; plus

(C) Net Exchanged ULS #2 Diesel: the net amount of exchanged ULS #2 Diesel, stated in barrels, reflecting the exchanges of ULS # 2 Diesel with Third Parties as set forth on the exchange statements for the month ended June 30, 2016 and bills of lading and other documentation tracking the transportation activity of such ULS # 2 Diesel exchanged during the period from July 1, 2016, through the Measurement Time; plus

(D) Produced ULS #2 Diesel: an amount equal to the greater of (A) the volume, stated in barrels, of ULS #2 Diesel (other than plant fuel) produced by the Companies during the Inventory Interim Period as set forth in the June Charge & Yield Report and the Measurement Date Charge & Yield Report and (B) the volume, stated in barrels, of ULS #2

Diesel (other than plant fuel) that would have been produced by the Companies during the Inventory Interim Period had the Refinery an Average Monthly Yield during the Inventory Interim Period; minus

(E) Sold ULS #2 Diesel: the volume, stated in barrels, of the ULS #2 Diesel sold during the Inventory Interim Period as set forth in bills of lading acknowledged by Third Parties;

(iv) a statement and supporting documentation reasonably necessary to verify such included amounts setting forth an amount the (“Adjusted May E-10 Gasoline Amount”), determined as follows:

(A) the Total May E-10 Gasoline Amount; plus

(B) Purchased E-10 Gasoline: the volume of the E-10 Gasoline, stated in barrels, that have been acquired by a Company during the Inventory Interim Period as set forth on the applicable purchase invoices for such E-10 Gasoline; plus

(C) Net Exchanged E-10 Gasoline: the net amount of exchanged E-10 Gasoline, stated in barrels, reflecting the exchanges of E-10 Gasoline with Third Parties as set forth on the exchange statements for the month ended June 30, 2016 and bills of lading and other documentation tracking the transportation activity of such E-10 Gasoline exchanged during the period from July 1, 2016, through the Measurement Time; plus

(D) Produced E-10 Gasoline: an amount equal to the greater of (A) the volume, stated in barrels, of E-10 Gasoline (other than plant fuel) produced by the Companies during the Inventory Interim Period as set forth in the June Charge & Yield Report and the Measurement Date Charge & Yield Report and (B) the volume, stated in barrels, of E-10 Gasoline (other than plant fuel) that would have been produced by the Companies during the Inventory Interim Period had the Refinery an Average Monthly Yield during the Inventory Interim Period; minus

(E) Sold E-10 Gasoline: the volume, stated in barrels, of the E-10 Gasoline sold during the Inventory Interim Period as set forth in bills of lading acknowledged by Third Parties;

(v) a statement and supporting documentation reasonably necessary to verify such included amounts setting forth an amount the (“Adjusted May Jet Fuel Amount”), determined as follows:

(A) the Total May Jet Fuel Amount; plus

(B) Purchased Jet Fuel: the volume of the Jet Fuel, stated in barrels, that have been acquired by a Company during the Inventory Interim Period as set forth on the applicable purchase invoices for such Jet Fuel; plus

(C) Net Exchanged Jet Fuel: the net amount of exchanged Jet Fuel, stated in barrels, reflecting the exchanges of Jet Fuel with Third Parties as set forth on the exchange statements for the month ended June 30, 2016 and bills of lading and other documentation tracking the transportation activity of such Jet Fuel exchanged during the period from July 1, 2016, through the Measurement Time; plus

(D) Produced Jet Fuel: an amount equal to the greater of (A) the volume, stated in barrels, of Jet Fuel (other than plant fuel) produced by the Companies during the Inventory Interim Period as set forth in the June Charge & Yield Report and the Measurement Date Charge & Yield Report and (B) the volume, stated in barrels, of Jet Fuel (other than plant fuel) that would have been produced by the Companies during the Inventory Interim Period had the Refinery an Average Monthly Yield during the Inventory Interim Period; minus

(E) Sold Jet Fuel: the volume, stated in barrels, of the Jet Fuel sold during the Inventory Interim Period as set forth in bills of lading acknowledged by Third Parties;

(vi) a statement and supporting documentation reasonably necessary to verify such included amounts setting forth an amount the (“Adjusted May Premium Gasoline Amount”), determined as follows:

(A) the Total May Premium Gasoline Amount; plus

(B) Purchased Premium Gasoline: the volume of the Premium Gasoline, stated in barrels, that have been acquired by a Company during the Inventory Interim Period as set forth on the applicable purchase invoices for such Premium Gasoline; plus

(C) Net Exchanged Premium Gasoline: the net amount of exchanged Premium Gasoline, stated in barrels, reflecting the exchanges of Premium Gasoline with Third Parties as set forth on the exchange statements for the month ended June 30, 2016 and bills of lading and other documentation tracking the transportation activity of such Hydrocarbon Inventory exchanged during the period from July 1, 2016, through the Measurement Time; plus

(D) Produced Premium Gasoline: an amount equal to the greater of (A) the volume, stated in barrels, of Premium Gasoline (other than plant fuel) produced by the Companies during the Inventory Interim Period as set forth in the June Charge & Yield Report and the Measurement Date Charge & Yield Report and (B) the volume, stated in barrels, of Premium Gasoline (other than plant fuel) that would have been produced by the Companies during the Inventory Interim Period had the Refinery an Average Monthly Yield during the Inventory Interim Period; minus

(E) Sold Premium Gasoline: the volume, stated in barrels, of the Premium Gasoline sold during the Inventory Interim Period as set forth in bills of lading acknowledged by Third Parties;

(vii) a statement and supporting documentation reasonably necessary to verify such included amounts setting forth the following amounts the (“Adjusted May Propane Amount”), determined as follows:

(A) Total May Propane Amount; plus

(B) Purchased Propane Amount: the volume of the Propane Amount, stated in barrels, that have been acquired by a Company during the Inventory Interim Period as set forth on the applicable purchase invoices for such Propane Amount; plus

(C) Net Exchanged Propane Amount: the net amount of exchanged Propane Amount, stated in barrels, reflecting the exchanges of Propane with Third Parties as set forth on the exchange statements for the month ended June 30, 2016 and bills of lading and other documentation tracking the transportation activity of such Propane exchanged during the period from July 1, 2016, through the Measurement Time; plus

(D) Produced Propane Amount: an amount equal to the greater of (A) the volume, stated in barrels, of Propane Amount (other than plant fuel) produced by the Companies during the Inventory Interim Period as set forth in the June Charge & Yield Report and the Measurement Date Charge & Yield Report and (B) the volume, stated in barrels, of Propane Amount (other than plant fuel) that would have been produced by the Companies during the Inventory Interim Period had the Refinery an Average Monthly Yield during the Inventory Interim Period; minus

(viii) Sold Propane Amount: the volume, stated in barrels, of the Propane Amount sold during the Inventory Interim Period as set forth in bills of lading acknowledged by Third Parties;

(ix) a statement and supporting documentation reasonably necessary to verify such included amounts setting forth the following amounts the (“Adjusted May Normal Butane Amount”), determined as follows:

(A) Total May Normal Butane; plus

(B) Purchased Normal Butane: the volume of the Normal Butane, stated in barrels, that have been acquired by a Company during the Inventory Interim Period as set forth on the applicable purchase invoices for such Normal Butane; plus

(C) Net Exchanged Normal Butane: the net amount of exchanged Normal Butane, stated in barrels, reflecting the exchanges of Normal Butane with Third Parties as set forth on the exchange statements for the month ended June 30, 2016 and bills of lading and other documentation tracking the transportation activity of such Normal Butane exchanged during the period from July 1, 2016, through the Measurement Time; plus

(D) Produced Normal Butane: an amount equal to the greater of (A) the volume, stated in barrels, of Normal Butane (other than plant fuel) produced by the Companies during the Inventory Interim Period as set forth in the June Charge & Yield Report and the Measurement Date Charge & Yield Report and (B) the volume, stated in barrels, of Normal Butane (other than plant fuel) that would have been produced by the Companies during the Inventory Interim Period had the Refinery an Average Monthly Yield during the Inventory Interim Period; minus

(E) Sold Normal Butane: the volume, stated in barrels, of the Normal Butane sold during the Inventory Interim Period as set forth in bills of lading acknowledged by Third Parties;

(x) a statement and supporting documentation reasonably necessary to verify such included amounts setting forth the following amounts the (“Adjusted May Olefins Amount”), determined as follows:

(A) Total May Olefins; plus

(B) Purchased Olefins: the volume of the Olefins, stated in barrels, that have been acquired by a Company during the Inventory Interim Period as set forth on the applicable purchase invoices for such Olefins; plus

(C) Net Exchanged Olefins: the net amount of exchanged Olefins, stated in barrels, reflecting the exchanges of Olefins with Third Parties as set forth on the exchange statements for the month ended June 30, 2016 and bills of lading and other documentation tracking the transportation activity of such Olefins exchanged during the period from July 1, 2016, through the Measurement Time; plus

(D) Produced Olefins: an amount equal to the greater of (A) the volume, stated in barrels, of Olefins (other than plant fuel) produced by the Companies during the Inventory Interim Period as set forth in the June Charge & Yield Report and the Measurement Date Charge & Yield Report and (B) the volume, stated in barrels, of Olefins (other than plant fuel) that would have been produced by the Companies during the Inventory Interim Period had the Refinery an Average Monthly Yield during the Inventory Interim Period; minus

(E) Sold Olefins: the volume, stated in barrels, of the Olefins sold during the Inventory Interim Period as set forth in bills of lading acknowledged by Third Parties;

(xi) a statement and supporting documentation reasonably necessary to verify such included amounts setting forth the following amounts the (“Adjusted May Naptha Amount”), determined as follows:

(A) Total May Naptha; plus

(B) Purchased Naptha: the volume of the Naptha, stated in barrels, that have been acquired by a Company during the Inventory Interim Period as set forth on the applicable purchase invoices for such Naptha; plus

(C) Net Exchanged Naptha: the net amount of exchanged Naptha, stated in barrels, reflecting the exchanges of Naptha with Third Parties as set forth on the exchange statements for the month ended June 30, 2016 and bills of lading and other documentation tracking the transportation activity of such Naptha exchanged during the period from July 1, 2016, through the Measurement Time; plus

(D) Produced Naptha: an amount equal to the greater of (A) the volume, stated in barrels, of Naptha (other than plant fuel) produced by the Companies during the Inventory Interim Period as set forth in the June Charge & Yield Report and the Measurement Date Charge & Yield Report and (B) the volume, stated in barrels, of Naptha (other than plant fuel) that would have been produced by the Companies during the Inventory Interim Period had the Refinery an Average Monthly Yield during the Inventory Interim Period; minus

(E) Sold Naptha: the volume, stated in barrels, of the Naptha sold during the Inventory Interim Period as set forth in bills of lading acknowledged by Third Parties;

(xii) a statement and supporting documentation reasonably necessary to verify such included amounts setting forth the following amounts the (“Adjusted May Gas Oil Amount”), determined as follows:

(A) Total May Gas Oil; plus

(B) Purchased Gas Oil: the volume of the Gas Oil, stated in barrels, that have been acquired by a Company during the Inventory Interim Period as set forth on the applicable purchase invoices for such Gas Oil; plus

(C) Net Exchanged Gas Oil: the net amount of exchanged Gas Oil, stated in barrels, reflecting the exchanges of Gas Oil with Third Parties as set forth on the exchange statements for the month ended June 30, 2016 and bills of lading and other documentation tracking the transportation activity of such Gas Oil exchanged during the period from July 1, 2016, through the Measurement Time; plus

(D) Produced Gas Oil: an amount equal to the greater of (A) the volume, stated in barrels, of Gas Oil (other than plant fuel) produced by the Companies during the Inventory Interim Period as set forth in the June Charge & Yield Report and the Measurement Date Charge & Yield Report and (B) the volume, stated in barrels, of Gas Oil (other than plant fuel) that would have been produced by the Companies during the Inventory Interim Period had the Refinery an Average Monthly Yield during the Inventory Interim Period; minus

(E) Sold Gas Oil: the volume, stated in barrels, of the Gas Oil sold during the Inventory Interim Period as set forth in bills of lading acknowledged by Third Parties;

(xiii) a statement and supporting documentation reasonably necessary to verify such included amounts setting forth the following amounts the (“Adjusted May ULS #1 Diesel Fuel Amount”), determined as follows:

(A) Total May ULS #1 Diesel Fuel; plus

(B) Purchased ULS #1 Diesel Fuel: the volume of the ULS Diesel Fuel, stated in barrels, that have been acquired by a Company during the Inventory Interim Period as set forth on the applicable purchase invoices for such ULS Diesel Fuel; plus

(C) Net Exchanged ULS #1 Diesel Fuel: the net amount of exchanged ULS Diesel Fuel, stated in barrels, reflecting the exchanges of Hydrocarbon Inventory with Third Parties as set forth on the exchange statements for the month ended June 30, 2016 and bills of lading and other documentation tracking the transportation activity of such Hydrocarbon Inventory exchanged during the period from July 1, 2016, through the Measurement Time; plus

(D) Produced ULS #1 Diesel Fuel: an amount equal to the greater of (A) the volume, stated in barrels, of ULS #1 Diesel Fuel (other than plant fuel) produced by the Companies during the Inventory Interim Period as set forth in the June Charge & Yield Report and the Measurement Date Charge & Yield Report and (B) the volume, stated in barrels, of ULS Diesel Fuel (other than plant fuel) that would have been produced by the Companies during the Inventory Interim Period had the Refinery an Average Monthly Yield during the Inventory Interim Period; minus

(E) Sold ULS #1 Diesel Fuel: the volume, stated in barrels, of the ULS Diesel Fuel sold during the Inventory Interim Period as set forth in bills of lading acknowledged by Third Parties;

(xiv) a statement and supporting documentation reasonably necessary to verify such included amounts setting forth the following amounts the (“Adjusted May #6 Oil Amount”), determined as follows:

(A) Total May #6 Oil; plus

(B) Purchased #6 Oil: the volume of the #6 Oil, stated in barrels, that have been acquired by a Company during the Inventory Interim Period as set forth on the applicable purchase invoices for such #6 Oil; plus

(C) Net Exchanged #6 Oil: the net amount of exchanged #6 Oil, stated in barrels, reflecting the exchanges of #6 Oil with Third Parties as set forth on the exchange statements for the month ended June 30, 2016 and bills of lading and other documentation tracking the transportation activity of such #6 Oil exchanged during the period from July 1, 2016, through the Measurement Time; plus

(D) Produced #6 Oil: an amount equal to the greater of (A) the volume, stated in barrels, of #6 Oil (other than plant fuel) produced by the Companies during the Inventory Interim Period as set forth in the June Charge & Yield Report and the Measurement Date Charge & Yield Report and (B) the volume, stated in barrels, of #6 Oil (other than plant fuel) that would have been produced by the Companies during the Inventory Interim Period had the Refinery an Average Monthly Yield during the Inventory Interim Period; minus

(E) Sold #6 Oil: the volume, stated in barrels, of the #6 Oil sold during the Inventory Interim Period as set forth in bills of lading acknowledged by Third Parties;

(xv) a statement and supporting documentation reasonably necessary to verify such included amounts setting forth the following amounts the (“Adjusted May Ethanol Amount”), determined as follows:

(A) Total May Ethanol; plus

(B) Purchased Ethanol: the volume of the Ethanol, stated in barrels, that have been acquired by a Company during the Inventory Interim Period as set forth on the applicable purchase invoices for such Ethanol; minus

(C) Consumed Ethanol: the volume, stated in barrels, of the Ethanol consumed, during the Inventory Interim Period as set forth in the June Charge & Yield Report and the Measurement Date Charge & Yield Report;

(xvi) a statement setting forth:

(A) the Closing Crude Variance and Closing Crude Variance Value

(B) the Closing ULS #2 Diesel Variance and the Closing ULS #2 Diesel Variance Value;

(C) the Closing E-10 Gasoline Variance and the Closing E-10 Gasoline Variance Value;

(D) the Closing Jet Fuel Variance and the Closing Jet Fuel Variance Value;

(E) the Closing Premium Gasoline Variance and the Closing Premium Gasoline Variance Value;

(F) the Closing Propane Variance and the Closing Propane Variance Value;

(G) the Closing Normal Butane Variance and the Closing Normal Butane Variance Value;

(H) the Closing Olefins Variance and the Closing Olefins Variance Value;

(I) the Closing Naptha Variance and the Closing Naptha Variance Value;

(J) the Closing Gas Oil Variance and the Closing Gas Oil Variance Value;

(K) the Closing ULS #1 Diesel Fuel Variance and the Closing #1 Diesel Fuel Variance Value;

(L) the Closing #6 Oil Variance and the Closing #6 Oil Variance Value;

(M) the Closing Ethanol Variance and the Closing Ethanol Variance Value; and

(N) the Closing Inventory Variance Value.

(f) Section 5.7(i) of the UPA is deleted in its entirety and replaced with the following:

(i) If the total Closing Inventory Variance Value (as finally determined pursuant to this Section 5 .7) is more than zero, then, subject to Section 8.1(c), Buyer may bring a Claim for Indemnification under Section 8.2(b) for the Closing Inventory Variance Value (an “Inventory Claim”).

(g) The definition of “Closing Inventory Variance Value” is hereby amended and restated as “Closing Inventory Variance Value” means an amount equal to (a) the Closing Crude Variance Value plus (b) the Closing ULS #2 Diesel Variance Value plus (c) the Closing E-10 Gasoline Variance Value plus (d) the Closing Jet Fuel Variance Value plus (e) the Closing Premium Gasoline Variance Value plus (f) the Closing Propane Variance Value plus (g) the Closing Normal Butane Variance Value plus (h) the Closing Olefins Variance Value plus (i) the Closing Naptha Variance Value plus (j) the Closing Gas Oil Variance Value plus (k) the Closing ULS #1 Diesel Fuel Variance Value plus (l) the Closing #6 Oil Variance Value plus (m) the Closing Ethanol Variance Value.” All references in the UPA to Closing Inventory Value are hereby replaced with references to Closing Inventory Variance Value.

(h) The following definitions are hereby added to Article I of the UPA in alphabetical order:

“#6 Oil” means Hydrocarbon Inventory categorized on the Charge and Yield Report as #6 Oil.

“Adjusted May #6 Oil Amount” has the meaning set forth in Section 5.7(g)(xiv).

“Adjusted May Crude Amount” has the meaning set forth in Section 5.7(g)(ii).

“Adjusted May E-10 Gasoline Amount” has the meaning set forth in Section 5.7(g)(iv).

“Adjusted May Ethanol Amount” has the meaning set forth in Section 5.7(g)(xv).

“Adjusted May Gas Oil Amount” has the meaning set forth in Section 5.7(g)(xii).

“Adjusted May Jet Fuel Amount” has the meaning set forth in Section 5.7(g)(v).

“Adjusted May Naptha Amount” has the meaning set forth in Section 5.7(g)(xi).

“Adjusted May Normal Butane Amount” has the meaning set forth in Section 5.7(g)(ix).

“Adjusted May Olefins Amount” has the meaning set forth in Section 5.7(g)(x).

“Adjusted May Premium Gasoline Amount” has the meaning set forth in Section 5.7(g)(vi).

“Adjusted May Propane Amount” has the meaning set forth in Section 5.7(g)(vii).

“Adjusted May ULS #1 Diesel Fuel Amount” has the meaning set forth in Section 5.7(g)(xiii).

“Adjusted May ULS #2 Diesel Amount” has the meaning set forth in Section 5.7(g)(iii).

“Average Monthly Yield” means the average monthly yield during the period from January 2013 through May 2016 excluding the month of October 2015 (in which the turnaround occurred) which percentage is 97.5%.

“Average Value” means, with respect to:

(a) Crude Charge Stock, The average price of WTI-Cushing Spot Crude minus $2.00 for the period of June 1, 2016 to July 13, 2016; and

(b) ULS #2 Diesel, E-10 Gasoline or Premium Gasoline, the average of (i) the respective Rapid City OPIS Rack Average Price per barrel for each of ULS #2 Diesel, E-10 Gasoline or Premium Gasoline, as applicable, with respect to May 31, 2016 and (ii) the respective Rapid City OPIS Rack Average Price per barrel for each of ULS #2 Diesel, E-10 Gasoline or Premium Gasoline, as applicable, with respect to July 13, 2016; and

(c) Jet Fuel, the average of (i) the Platts US Gulf Coast Pipeline Jet 54 price per barrel for Jet Fuel with respect to May 31, 2016 and (ii) the Platts US Gulf Coast Pipeline Jet 54 price per barrel for Jet Fuel with respect to July 13, 2016.

“Closing #6 Oil Variance” means the difference between (a) the Adjusted May #6 Oil Amount minus (b) the Total July #6 Oil Amount.

“Closing #6 Oil Variance Value” means an amount equal to (a) the Closing #6 Oil Variance multiplied by (b) $15.498.

“Closing Crude Variance” means the difference between (a) the Adjusted May Crude Amount minus (b) the Total July Crude Amount.

“Closing Crude Variance Value” means an amount equal to (a) the Closing Crude Variance multiplied by (b) The average price of WTI-Cushing Spot Crude minus $2.00 for the period of June 1, 2016 to July 13, 2016.

“Closing E-10 Gasoline Variance” means the difference between (a) the Adjusted May E-10 Gasoline Amount minus (b) the Total July E-10 Gasoline Amount.

“Closing E-10 Gasoline Variance Value” means an amount equal to (a) the Closing E-10 Gasoline Variance multiplied by (b) the Average Value.

“Closing Ethanol Variance” means the difference between (a) the Adjusted May Ethanol Amount minus (b) the Total July Ethanol Amount.

“Closing Ethanol Variance Value” means an amount equal to (a) the Closing Ethanol Variance multiplied by (b) $60.711.

“Closing Gas Oil Variance” means the difference between (a) the Adjusted May Gas Oil Amount minus (b) the Total July Gas Oil Amount.

“Closing Gas Oil Variance Value” means an amount equal to (a) the Closing Gas Oil Variance multiplied by (b) $63.998.

“Closing Jet Fuel Variance” means the difference between (a) the Adjusted May Jet Fuel Amount minus (b) the Total July Jet Fuel Amount.

“Closing Jet Fuel Variance Value” means an amount equal to (a) the Closing Jet Fuel Variance multiplied by (b) the Average Value.

“Closing Naptha Variance” means the difference between (a) the Adjusted May Naptha Amount minus (b) the Total July Naptha Amount.

“Closing Naptha Variance Value” means an amount equal to (a) the Closing Naptha Variance multiplied by (b) $67.914.

“Closing Normal Butane Variance” means the difference between (a) the Adjusted May Normal Butane Amount minus (b) the Total July Normal Butane Amount.

“Closing Normal Butane Variance Value” means an amount equal to (a) the Closing Normal Butane Variance multiplied by (b) $12.023.

“Closing Olefins Variance” means the difference between (a) the Adjusted May Olefins Amount minus (b) the Total July Olefins Amount.

“Closing Olefins Variance Value” means an amount equal to (a) the Closing Olefins Variance multiplied by (b) $61.362.

“Closing Premium Gasoline Variance” means the difference between (a) the Adjusted May Premium Gasoline Amount minus (b) the Total July Premium Gasoline Amount.

“Closing Premium Gasoline Variance Value” means an amount equal to (a) the Closing Premium Gasoline Variance multiplied by (b) the Average Value.

“Closing Propane Variance” means the difference between (a) the Adjusted May Propane Amount minus (b) the Total July Propane Amount.

“Closing Propane Variance Value” means an amount equal to (a) the Closing Propane Variance multiplied by (b) $21.998.

“Closing ULS #1 Diesel Fuel Variance” means the difference between (a) the Adjusted May ULS #1 Diesel Fuel Amount minus (b) the Total July #1 Diesel Fuel Amount.

“Closing ULS #1 Diesel Fuel Variance Value” means an amount equal to (a) the Closing ULS#1 Diesel Fuel Variance multiplied by (b) $82.740.

“Closing ULS #2 Diesel Variance” means the difference between (a) the Adjusted May ULS #2 Diesel Amount minus (b) the Total July ULS #2 Diesel Amount.

“Closing ULS #2 Diesel Variance Value” means an amount equal to (a) the Closing ULS #2 Diesel Variance multiplied by (b) the Average Value.

“Crude Charge Stock” means Hydrocarbon Inventory categorized on the Charge and Yield Report as any of crude oil, contaminated product, transmix and/or isobutene.

“E-10 Gasoline” means Hydrocarbon Inventory categorized on the Charge and Yield Report as E-10 gasoline.

“Ethanol” means Hydrocarbon Inventory categorized on the Charge and Yield Report as Ethanol.

“Gas Oil” means Hydrocarbon Inventory categorized on the Charge and Yield Report as Gas Oil.

“Inventory Interim Period” means the period from June 1, 2016 through the Inventory Measurement Date.

“Jet Fuel” means Hydrocarbon Inventory categorized on the Charge and Yield Report as jet fuel.

“June Charge & Yield Report” means that certain “Wyoming Refining Company Charge & Yield Report” for the period ended June 30, 2016 attached as Annex II to the First Amendment to the UPA.

“June Over & Short Report” means that certain “Wyoming Refining Company Over & Short Report” for the period ended June 30, 2016 attached as Annex III to the First Amendment to the UPA.

“May Charge & Yield Report” means that certain “Wyoming Refining Company Charge & Yield Report” for the period ended May 31, 2016 attached as Annex IV to the First Amendment to the UPA.

“May Over & Short Report” means that certain “Wyoming Refining Company Over & Short Report” for the period ended May 31, 2016 attached as Annex V to the First Amendment to the UPA.

“Measurement Date Charge & Yield Report” means a report regarding the Companies’ Hydrocarbon Inventories and changes therein for the period from July 1, 2016 through the Measurement Time, such report to be in substantially the form of the May Charge & Yield Report and the June Charge & Yield Report.

“Measurement Date Over & Short Report” means a report regarding the Companies’ Hydrocarbon Inventories and changes therein for the period from July 1, 2016 through the Measurement Time, such report to be in substantially the form of the May Over & Short Report and the June Over & Short Report.

“Naptha” means Hydrocarbon Inventory categorized on the Charge and Yield Report as Naptha.

“Normal Butane” means Hydrocarbon Inventory categorized on the Charge and Yield Report as Butane.

“Olefins” means Hydrocarbon Inventory categorized on the Charge and Yield Report as Olefins.

“Premium Gasoline” means Hydrocarbon Inventory categorized on the Charge and Yield Report as premium gasoline.

“Propane” means Hydrocarbon Inventory categorized on the Charge and Yield Report as Propane

“Subject Hydrocarbon Inventory” means, with respect to any date, the Hydrocarbon Inventory held in the locations identified on Exhibit G-1 as of such date.

“ULS #1 Diesel Fuel” means Hydrocarbon Inventory categorized on the Charge and Yield Report as ULS #1 Diesel Fuel.

“ULS #2 Diesel” means Hydrocarbon Inventory categorized on the Charge and Yield Report as ULS #2 Diesel.

“Total July #6 Oil Amount” means total volume of #6 Oil included in the Subject Hydrocarbon Inventory, stated in barrels, as of the Inventory Measurement Date.

“Total July Crude Amount” means total volume of Crude Charge Stock included in the Subject Hydrocarbon Inventory, stated in barrels, as of the Inventory Measurement Date.

“Total July E-10 Gasoline Amount” means total volume of E-10 Gasoline included in the Subject Hydrocarbon Inventory, stated in barrels, as of the Inventory Measurement Date.

“Total July Ethanol Amount” means total volume of Ethanol included in the Subject Hydrocarbon Inventory, stated in barrels, as of the Inventory Measurement Date.

“Total July Gas Oil Amount” means total volume of Gas Oil included in the Subject Hydrocarbon Inventory, stated in barrels, as of the Inventory Measurement Date.

“Total July Jet Fuel Amount” means total volume of Jet Fuel included in the Subject Hydrocarbon Inventory, stated in barrels, as of the Inventory Measurement Date.

“Total July Naptha Amount” means total volume of Naptha included in the Subject Hydrocarbon Inventory, stated in barrels, as of the Inventory Measurement Date.

“Total July Normal Butane Amount” means total volume of Normal Butane included in the Subject Hydrocarbon Inventory, stated in barrels, as of the Inventory Measurement Date.

“Total July Olefins Amount” means total volume of Olefins included in the Subject Hydrocarbon Inventory, stated in barrels, as of the Inventory Measurement Date.

“Total July Premium Gasoline Amount” means total volume of Premium Gasoline included in the Subject Hydrocarbon Inventory, stated in barrels, as of the Inventory Measurement Date.

“Total July Propane Amount” means total volume of Propane included in the Subject Hydrocarbon Inventory, stated in barrels, as of the Inventory Measurement Date.

“Total July ULS #1 Diesel Fuel Amount” means total volume of ULS #1 Diesel Fuel included in the Subject Hydrocarbon Inventory, stated in barrels, as of the Inventory Measurement Date.

“Total July ULS #2 Diesel Amount” means total volume of Diesel included in the Subject Hydrocarbon Inventory, stated in barrels, as of the Inventory Measurement Date.

“Total May #6 Oil Amount” means total volume of #6 Oil included in the Subject Hydrocarbon Inventory, stated in barrels, as of May 31, 2016.

“Total May Crude Amount” means total volume of Crude Charge Stock included in the Subject Hydrocarbon Inventory, stated in barrels, as of May 31, 2016.

“Total May E-10 Gasoline Amount” means total volume of E-10 Gasoline included in the Subject Hydrocarbon Inventory, stated in barrels, as of May 31, 2016.

“Total May Ethanol Amount” means total volume of Ethanol included in the Subject Hydrocarbon Inventory, stated in barrels, as of May 31, 2016.

“Total May Gas Oil Amount” means total volume of Gas Oil included in the Subject Hydrocarbon Inventory, stated in barrels, as of May 31, 2016.

“Total May Jet Fuel Amount” means total volume of Jet Fuel included in the Subject Hydrocarbon Inventory, stated in barrels, as of May 31, 2016.

“Total May Naptha Amount” means total volume of Naptha included in the Subject Hydrocarbon Inventory, stated in barrels, as of May 31, 2016.

“Total May Normal Butane Amount” means total volume of Normal Butane included in the Subject Hydrocarbon Inventory, stated in barrels, as of May 31, 2016.

“Total May Olefins Amount” means total volume of Olefins included in the Subject Hydrocarbon Inventory, stated in barrels, as of May 31, 2016.

“Total May Premium Gasoline Amount” means total volume of Premium Gasoline included in the Subject Hydrocarbon Inventory, stated in barrels, as of May 31, 2016.

“Total May Propane Amount” means total volume of Propane included in the Subject Hydrocarbon Inventory, stated in barrels, as of May 31, 2016.

“Total May ULS #1 Diesel Fuel Amount” means total volume of ULS #1 Diesel Fuel included in the Subject Hydrocarbon Inventory, stated in barrels, as of May 31, 2016.

“Total May ULS#2 Diesel Amount” means total volume of Diesel included in the Subject Hydrocarbon Inventory, stated in barrels, as of May 31, 2016.

(i) An example of the calculations to be performed in Section 5.7(g) of the UPA is attached hereto as Annex VI.

Section 1.5 UPA Section 8.1(a)(iii) Survival – Inventory. Section 8.1(a)(iii) of the UPA is deleted in its entirety and replaced with the following:

“(iii) with respect to a Claim for Indemnification for a breach of any representation, warranty, covenant or agreement of the Parties in Section 5.7 or the payment of any Inventory Claim, prior to the 30th day following the final determination of the Inventory Value;”

Section 1.6 Credit Facility Payoff Matters. The Parties acknowledge that pursuant to the Third Amendment to Third Amended and Restated Loan Agreement dated as of the Execution Date, among Bank of America, N.A., Black Elk, and the Companies, a true and correct copy is attached hereto as Annex VII (the “Third Amendment”), Buyer has elected that the Credit Facility shall remain in effect following the Closing and that the Closing Indebtedness outstanding under the Credit Facility shall remain outstanding following the Closing in lieu of Buyer directing an amount equal to the Payoff Amount with respect to the Credit Facility to Bank of America, N.A., as agent, at Closing. In accordance with the Third Amendment, immediately following the Closing, Seller shall be released from its obligations under the Credit Facility and Buyer shall join the Credit Facility as a “Guarantor.” Therefore, the Parties acknowledge and agree that:

(a) Seller shall be deemed to have complied with and satisfied, in all respects, each covenant and obligation set forth in Section 5.9 of the UPA with respect to the Credit Facility, and

(b) Section 2.3(a) of the UPA is deleted in its entirety and replaced with the following:

“(a) At Closing, Buyer will pay to Seller an amount equal to the total of $271,400,000 (the “Purchase Price”), as adjusted for the following items (as so adjusted, the “Closing Cash Payment”):”

Section 1.7 Employment Matters.

(a) The Parties acknowledge and agree that with respect to Richmond L. McGee (“McGee”), Zan Mei Tu and Randall K. Wright, Schedule 6.3(a) to the UPA is hereby amended to re-categorize each such Employee from a Transitional Employee to a Non-Continued Employee.

(b) The Parties acknowledge and agree that the amount of the Agreed Employee Obligation with respect to McGee shall be the amount of the “Resignation Payment” as set forth in the Resignation Agreement dated July 13, 2016 (the “Resignation Agreement”), executed by McGee, Seller and the Companies. The Parties further acknowledge and agree that the Closing Cash Payment shall be reduced by an amount equal to the Resignation Payment rather than by the Agreed Employee Obligation for McGee as set forth on Schedule 6.3(a) to the UPA as of the Execution Date.

ARTICLE II.

MISCELLANEOUS

Section 2.1 Incorporation. Section 11.7 of the UPA, Section 11.8 of the UPA and Section 11.15 of the UPA are hereby incorporated into this Amendment mutatis mutandis.

Section 2.2 Counterparts. This Amendment may be executed in one or more counterparts (including by means of facsimile or electronic delivery), each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

Section 2.3 Ratification. Except as amended hereby, the UPA shall remain in full force and effect as previously executed, and the Parties hereby ratify the UPA as supplemented hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Execution Date, but effective for all purposes as of the Effective Time.

BLACK ELK REFINING, LLC

By:	/s/ Anthony Lewis
Name:	Anthony Lewis
Title:	Chief Executive Officer

Signature Page to First Amendment to Unit Purchase Agreement

PAR WYOMING, LLC

By:	/s/ William Pate
Name:	William Pate
Title:	President and Chief Executive Officer

Signature Page to First Amendment to Unit Purchase Agreement

ANNEX I

EXHIBIT G-1

(see attached)

Annex I

ANNEX II

JUNE CHARGE & YIELD REPORT

(see attached)

Annex II

ANNEX III

JUNE OVER & SHORT REPORT

(see attached)

Annex III

ANNEX IV

MAY CHARGE & YIELD REPORT

(see attached)

Annex IV

ANNEX V

MAY OVER & SHORT REPORT

(see attached)

Annex V

ANNEX VI

Example Section 5.7(g) Calculation

(see attached)

Annex VI

ANNEX VII

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT

(see attached)

Annex VII